Exhibit 99

Snap-on Announces Fourth Quarter and Full Year 2012 Results

Diluted EPS of $1.43 for the quarter; $5.20 for the full year;
Operating earnings before financial services improves to 14.8% of sales in the quarter;
Organic (excluding foreign currency) sales in the quarter up 2.5%;
Full year 2012 organic sales up 4.6%

KENOSHA, Wis.--(BUSINESS WIRE)--February 7, 2013--Snap-on Incorporated (NYSE: SNA), a leading global innovator, manufacturer and marketer of tools, equipment, diagnostics, repair information and systems solutions for professional users performing critical tasks, today announced 2012 operating results for the fourth quarter and full year.

  Sales of $753.2 million in the quarter increased $16.6 million, or 2.3%, from 2011 levels; excluding $1.9 million of unfavorable foreign currency translation, organic sales increased 2.5%.
  Operating earnings before financial services of $111.4 million in the quarter improved to 14.8% of sales as compared to $103.8 million, or 14.1% of sales, last year.
  Financial services operating earnings of $29.3 million in the quarter increased $7.2 million from 2011 levels, reflecting the growth of the on-book finance portfolio.
  Consolidated operating earnings of $140.7 million in the quarter improved to 17.7% of revenues (net sales plus financial services revenue) as compared to $125.9 million, or 16.3% of revenues, last year.
  Net earnings of $84.6 million, or $1.43 per diluted share, for the quarter compares with net earnings of $74.3 million, or $1.27 per diluted share, a year ago.
  Full year 2012 sales of $2.94 billion increased 2.9% from 2011 levels; excluding $46.0 million of unfavorable foreign currency translation, organic sales increased 4.6%. Full year 2012 net earnings of $306.1 million, or $5.20 per diluted share, compares with 2011 net earnings of $265.2 million, or $4.52 per diluted share, excluding last year’s $18.0 million pretax ($11.1 million after tax, or $0.19 per diluted share) arbitration settlement gain. Net earnings for the full year 2011, including the arbitration settlement gain, were $276.3 million or $4.71 per diluted share.

“We believe our performance in the fourth quarter of 2012 further confirms Snap-on’s strengths in making work easier for serious professionals performing critical tasks, where the costs and penalties for failure can be high,” said Nick Pinchuk, Snap-on chairman and chief executive officer. “In the fourth quarter and throughout 2012, we continued to progress in those strategic areas of importance that we’ve identified as being decisive to our future, while achieving higher year-over-year sales and operating income despite ongoing macroeconomic and political headwinds impacting specific parts of our business. As we move forward in 2013, we believe we will make continued advancements along our coherent runways for growth and achieve further improvements from our Snap-on Value Creation Processes. Finally, our progress in 2012 would not have been possible without the tremendous contributions and efforts of our franchisees and associates worldwide; I thank them all for their significant commitment and extraordinary dedication.”

Segment Results

Commercial & Industrial Group segment sales of $275.6 million in the quarter decreased $19.8 million, or 6.7%, from 2011 levels. Excluding $1.7 million of unfavorable foreign currency translation, organic sales in the quarter decreased 6.2% year over year primarily due to lower sales to the military and in the segment’s European-based hand tools business as a result of continued economic weakness in that region.

Operating earnings of $31.9 million in the period decreased $1.1 million, or 3.3%, from 2011 levels, while the operating margin (operating earnings as a percentage of segment sales) of 11.6% increased from 11.2% a year ago.

Snap-on Tools Group segment sales of $321.6 million in the quarter rose $28.8 million, or 9.8%, from 2011 levels; excluding $1.4 million of favorable foreign currency translation, organic sales increased 9.3%, reflecting increases across both the company’s U.S. and international franchise operations.

Operating earnings of $45.6 million in the period increased $6.0 million, or 15.2%, from 2011 levels and the operating margin of 14.2% improved from 13.5% a year ago.

Repair Systems & Information Group segment sales of $241.6 million in the quarter increased $5.1 million, or 2.2%, from 2011 levels; excluding $1.6 million of unfavorable foreign currency translation, organic sales rose 2.9%, primarily due to gains in sales of diagnostics and repair information products to repair shop owners and managers, and in sales to Original Equipment Manufacturer (OEM) dealerships.

Operating earnings of $55.4 million in the period increased $6.2 million, or 12.6%, from 2011 levels and the operating margin of 22.9% increased from 20.8% a year ago.

Financial Services operating earnings of $29.3 million on revenue of $42.9 million in the quarter compared with operating earnings of $22.1 million on revenue of $35.5 million a year ago.

Corporate expenses of $21.5 million in the fourth quarter compared with $18.0 million last year.

Outlook

In 2013, Snap-on expects to continue with the advancement of its strategic framework designed to enhance its mobile tool distribution network, expand in the vehicle repair garage, extend to critical industries and build in emerging markets. In pursuit of these initiatives, Snap-on anticipates that capital expenditures in 2013 will be in a range of $70 million to $80 million. Snap-on expects that its full year 2013 effective income tax rate will be comparable to its 2012 rate.

Conference Call and Webcast February 7, 2013, at 9:00 a.m. Central Time

A discussion of this release will be webcast on Thursday, February 7, 2013, at 9:00 a.m. Central Time, and a replay will be available for at least 10 days following the call. To access the webcast and supporting materials, visit www.snapon.com/sna and click on the link toward the bottom of the page. Additional detail about Snap-on is also available on the Snap-on web site.

About Snap-on

Snap-on Incorporated is a leading global innovator, manufacturer and marketer of tools, equipment, diagnostics, repair information and systems solutions for professional users performing critical tasks. Products and services include hand and power tools, tool storage, diagnostics software, information and management systems, shop equipment and other solutions for vehicle dealerships and repair centers, as well as for customers in industries, including aviation and aerospace, agriculture, construction, government and military, mining, natural resources, power generation and technical education. Snap-on also derives income from various financing programs to facilitate the sales of its products. Products and services are sold through the company’s franchisee, company-direct, distributor and internet channels. Founded in 1920, Snap-on is a $2.9 billion, S&P 500 company headquartered in Kenosha, Wisconsin.

Forward-looking Statements

Statements in this news release that are not historical facts, including statements that (i) are in the future tense; (ii) include the words “expects,” “anticipates,” “intends,” “approximates,” or similar words that reference Snap-on or its management; (iii) are specifically identified as forward-looking; or (iv) describe Snap-on’s or management’s future outlook, plans, estimates, objectives or goals, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Snap-on cautions the reader that this news release contains statements, including earnings projections, that are forward-looking in nature and were developed by management in good faith and, accordingly, are subject to risks and uncertainties regarding Snap-on’s expected results that could cause (and in some cases have caused) actual results to differ materially from those described or contemplated in any forward-looking statement. Factors that may cause the company’s actual results to differ materially from those contained in the forward-looking statements include those found in the company’s reports filed with the Securities and Exchange Commission, including the information under the “Safe Harbor” and “Risk Factors” headings in its Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which are incorporated herein by reference. Snap-on disclaims any responsibility to update any forward-looking statement provided in this news release, except as required by law.

For additional information, please visit www.snapon.com.

SNAP-ON INCORPORATED
Condensed Consolidated Statements of Earnings
(Amounts in millions, except per share data)
(unaudited)

	Fourth Quarter		Full Year
	2012	2011	2012	2011

Net sales	$753.2	$736.6	$2,937.9	$2,854.2
Cost of goods sold	(401.2)	(400.8)	(1,547.9)	(1,516.3)
Gross profit	352.0	335.8	1,390.0	1,337.9
Operating expenses	(240.6)	(232.0)	(980.3)	(953.7)
Operating earnings before financial services	111.4	103.8	409.7	384.2

Financial services revenue	42.9	35.5	161.3	124.3
Financial services expenses	(13.6)	(13.4)	(54.6)	(51.4)
Operating earnings from financial services
before arbitration settlement	29.3	22.1	106.7	72.9
Arbitration settlement	-	-	-	18.0
Operating earnings from financial services	29.3	22.1	106.7	90.9

Operating earnings	140.7	125.9	516.4	475.1
Interest expense	(14.4)	(13.5)	(55.8)	(61.2)
Other income (expense) – net	0.1	(1.0)	(0.4)	(1.0)
Earnings before income taxes and equity earnings	126.4	111.4	460.2	412.9
Income tax expense	(39.8)	(36.2)	(148.2)	(133.7)
Earnings before equity earnings	86.6	75.2	312.0	279.2
Equity earnings, net of tax	0.1	0.9	2.6	4.6
Net earnings	86.7	76.1	314.6	283.8
Net earnings attributable to noncontrolling interests	(2.1)	(1.8)	(8.5)	(7.5)
Net earnings attributable to Snap-on Inc.	$84.6	$74.3	$306.1	$276.3

Net earnings per share attributable to Snap-on Inc.:
Basic	$1.45	$1.28	$5.26	$4.75
Diluted	1.43	1.27	5.20	4.71

Weighted-average shares outstanding:
Basic	58.2	58.2	58.2	58.2
Effect of dilutive options	0.8	0.5	0.7	0.5
Diluted	59.0	58.7	58.9	58.7

	SNAP-ON INCORPORATED
	Supplemental Segment Information
	(Amounts in millions)
	(unaudited)

		Fourth Quarter		Full Year
		2012	2011	2012	2011

	Net sales:
	Commercial & Industrial Group	$275.6	$295.4	$1,125.9	$1,125.8
	Snap-on Tools Group	321.6	292.8	1,272.0	1,153.4
	Repair Systems & Information Group	241.6	236.5	917.1	920.6
	Segment net sales	838.8	824.7	3,315.0	3,199.8
	Intersegment eliminations	(85.6)	(88.1)	(377.1)	(345.6)
	Total net sales	$753.2	$736.6	$2,937.9	$2,854.2
	Financial Services revenue	42.9	35.5	161.3	124.3
	Total revenues	$796.1	$772.1	$3,099.2	$2,978.5

	Operating earnings:
	Commercial & Industrial Group	$31.9	$33.0	$127.3	$123.4
	Snap-on Tools Group	45.6	39.6	176.4	158.5
	Repair Systems & Information Group	55.4	49.2	205.7	184.7
	Financial Services*	29.3	22.1	106.7	90.9
	Segment operating earnings	162.2	143.9	616.1	557.5
	Corporate	(21.5)	(18.0)	(99.7)	(82.4)
	Operating earnings	$140.7	$125.9	$516.4	$475.1
	Interest expense	(14.4)	(13.5)	(55.8)	(61.2)
	Other income (expense) – net	0.1	(1.0)	(0.4)	(1.0)
	Earnings before income taxes
	and equity earnings	$126.4	$111.4	$460.2	$412.9

*	Financial Services' operating earnings for the full year 2011 includes an $18.0 million pretax arbitration settlement gain from a second quarter 2011 arbitration settlement.

SNAP-ON INCORPORATED
Reconciliation of Non-GAAP Financial Measures
(Amounts in millions, except per share data)
(unaudited)

	Fourth Quarter		Full Year
	2012	2011	2012	2011
AS REPORTED
Net sales	$753.2	$736.6	$2,937.9	$2,854.2
Financial services revenue	42.9	35.5	161.3	124.3
Total revenues	$796.1	$772.1	$3,099.2	$2,978.5

PRO FORMA INFORMATION

1) Operating earnings
As reported	$140.7	$125.9	$516.4	$475.1
Less: Arbitration settlement gain	-	-	-	(18.0)
Excluding arbitration settlement gain	$140.7	$125.9	$516.4	$457.1

Operating earnings as a percentage of total revenues
As reported	17.7%	16.3%	16.7%	16.0%
Excluding arbitration settlement gain	17.7%	16.3%	16.7%	15.3%

2) Arbitration settlement gain
As reported	$-	$-	$-	$18.0
Income tax expense	-	-	-	(6.9)
Arbitration settlement gain, net of tax	$-	$-	$-	$11.1

Weighted-average shares outstanding - Diluted	59.0	58.7	58.9	58.7

Diluted EPS - Arbitration settlement gain	$-	$-	$-	$0.19

3) Net earnings attributable to Snap-on Incorporated
As reported	$84.6	$74.3	$306.1	$276.3
Less: Arbitration settlement gain, net of tax	-	-	-	(11.1)
Excluding arbitration settlement gain	$84.6	$74.3	$306.1	$265.2

4) Diluted EPS
As reported	$1.43	$1.27	$5.20	$4.71
Less: Diluted EPS - Arbitration settlement gain	-	-	-	(0.19)
Excluding arbitration settlement gain	$1.43	$1.27	$5.20	$4.52

Snap-on is providing the above reconciliations of non-GAAP financial measures (excluding last year's $18.0 million pretax arbitration settlement gain recorded in the second quarter of 2011) as management believes that these non-GAAP measures provide a more meaningful year-over-year comparison of the company's operating performance.

SNAP-ON INCORPORATED
Condensed Consolidated Balance Sheets
(Amounts in millions)
(unaudited)

	Fiscal Year End
	2012	2011

Assets
Cash and cash equivalents	$214.5	$185.6
Trade and other accounts receivable – net	497.9	463.5
Finance receivables – net	323.1	277.2
Contract receivables – net	62.7	49.7
Inventories – net	404.2	386.4
Deferred income tax assets	81.8	92.6
Prepaid expenses and other assets	84.8	75.7
Total current assets	1,669.0	1,530.7

Property and equipment – net	375.2	352.9
Deferred income tax assets	110.4	125.2
Long-term finance receivables – net	494.6	431.8
Long-term contract receivables – net	194.4	165.1
Goodwill	807.4	795.8
Other intangibles – net	187.2	188.3
Other assets	64.1	83.1
Total assets	$3,902.3	$3,672.9

Liabilities and Equity
Notes payable	$5.2	$16.2
Accounts payable	142.5	124.6
Accrued benefits	50.6	48.8
Accrued compensation	88.3	91.0
Franchisee deposits	54.7	47.3
Other accrued liabilities	247.9	255.9
Total current liabilities	589.2	583.8

Long-term debt	970.4	967.9
Deferred income tax liabilities	127.1	108.1
Retiree health care benefits	48.4	52.8
Pension liabilities	260.7	317.7
Other long-term liabilities	87.5	95.3
Total liabilities	2,083.3	2,125.6

Equity
Shareholders' equity attributable to Snap-on Inc.
Common stock	67.4	67.3
Additional paid-in capital	204.6	181.4
Retained earnings	2,067.0	1,843.7
Accumulated other comprehensive loss	(124.2)	(174.6)
Treasury stock at cost	(412.7)	(386.9)
Total shareholders' equity attributable to Snap-on Inc.	1,802.1	1,530.9
Noncontrolling interests	16.9	16.4
Total equity	1,819.0	1,547.3
Total liabilities and equity	$3,902.3	$3,672.9

SNAP-ON INCORPORATED
Condensed Consolidated Statements of Cash Flow
(Amounts in millions)
(unaudited)

	Fourth Quarter
	2012	2011

Operating activities:
Net earnings	$86.7	$76.1
Adjustments to reconcile net earnings to net cash provided (used) by operating activities:
Depreciation	12.6	12.5
Amortization of other intangibles	6.9	6.7
Provision for losses on finance receivables	4.9	4.6
Provision for losses on non-finance receivables	5.0	0.3
Stock-based compensation expense	7.1	7.9
Excess tax benefits from stock-based compensation	(3.2)	(0.6)
Deferred income tax provision	25.7	14.3
Gain on sale of assets	-	(0.1)
Changes in operating assets and liabilities:
Increase in trade and other accounts receivable	(24.5)	(21.5)
Increase in contract receivables	(3.2)	(8.2)
Decrease in inventories	14.0	8.3
Decrease (increase) in prepaid and other assets	7.2	(1.7)
Decrease in accounts payable	(7.2)	(7.5)
Decrease in accruals and other liabilities	(29.1)	(18.8)
Net cash provided by operating activities	102.9	72.3

Investing activities:
Additions to finance receivables	(143.5)	(132.6)
Collections of finance receivables	116.6	97.2
Capital expenditures	(19.9)	(14.6)
Disposal of property and equipment	0.2	0.7
Proceeds from sale of equity investment	27.0	-
Other	0.1	(0.1)
Net cash used by investing activities	(19.5)	(49.4)

Financing activities:
Proceeds from short-term borrowings	4.8	4.5
Repayments of short-term borrowings	(16.2)	(1.6)
Net decrease in other short-term borrowings	(2.3)	(0.8)
Cash dividends paid	(22.1)	(20.2)
Purchase of treasury stock	(16.3)	-
Proceeds from stock purchase and option plans	6.5	0.6
Excess tax benefits from stock-based compensation	3.2	0.6
Other	(2.5)	(5.2)
Net cash used by financing activities	(44.9)	(22.1)

Effect of exchange rate changes on cash and cash equivalents	(0.1)	(0.9)
Increase (decrease) in cash and cash equivalents	38.4	(0.1)

Cash and cash equivalents at beginning of period	176.1	185.7
Cash and cash equivalents at end of year	$214.5	$185.6

Supplemental cash flow disclosures:
Cash paid for interest	$(1.8)	$(0.4)
Net cash paid for income taxes	(33.7)	(20.0)

SNAP-ON INCORPORATED
Condensed Consolidated Statements of Cash Flow
(Amounts in millions)
(unaudited)

	Full Year
	2012	2011

Operating activities:
Net earnings	$314.6	$283.8
Adjustments to reconcile net earnings to net cash provided (used) by operating activities:
Depreciation	50.2	49.3
Amortization of other intangibles	26.5	25.3
Provision for losses on finance receivables	18.7	13.3
Provision for losses on non-finance receivables	12.6	12.9
Stock-based compensation expense	32.1	20.3
Excess tax benefits from stock-based compensation	(8.2)	(2.8)
Deferred income tax provision	29.3	5.1
Gain on sale of assets	(0.9)	(0.1)
Changes in operating assets and liabilities:
Increase in trade and other accounts receivable	(43.4)	(36.8)
Increase in contract receivables	(41.1)	(51.5)
Increase in inventories	(13.4)	(60.9)
Increase in prepaid and other assets	(24.8)	(35.7)
Increase (decrease) in accounts payable	16.6	(21.5)
Decrease in accruals and other liabilities	(39.5)	(72.2)
Net cash provided by operating activities	329.3	128.5

Investing activities:
Additions to finance receivables	(569.6)	(519.1)
Collections of finance receivables	445.5	356.9
Capital expenditures	(79.4)	(61.2)
Disposal of property and equipment	2.6	3.7
Proceeds from sale of equity investment	27.0	-
Other	0.8	0.1
Net cash used by investing activities	(173.1)	(219.6)

Financing activities:
Repayment of long-term debt	-	(200.0)
Proceeds from short-term borrowings	16.0	19.7
Repayments of short-term borrowings	(30.3)	(17.9)
Net increase (decrease) in other short-term borrowings	3.1	(1.2)
Cash dividends paid	(81.5)	(76.7)
Purchase of treasury stock	(78.1)	(37.4)
Proceeds from stock purchase and option plans	46.8	25.7
Excess tax benefits from stock-based compensation	8.2	2.8
Other	(11.2)	(8.7)
Net cash used by financing activities	(127.0)	(293.7)

Effect of exchange rate changes on cash and cash equivalents	(0.3)	(1.8)
Increase (decrease) in cash and cash equivalents	28.9	(386.6)

Cash and cash equivalents at beginning of year	185.6	572.2
Cash and cash equivalents at end of year	$214.5	$185.6

Supplemental cash flow disclosures:
Cash paid for interest	$(55.6)	$(59.3)
Net cash paid for income taxes	(93.6)	(128.8)

SNAP-ON INCORPORATED
Supplemental Consolidating Data - Condensed Statements of Earnings
(Amounts in millions)
(unaudited)

	Operations*		Financial Services
	Fourth Quarter		Fourth Quarter
	2012	2011	2012	2011

Net sales	$753.2	$736.6	$-	$-
Cost of goods sold	(401.2)	(400.8)	-	-
Gross profit	352.0	335.8	-	-
Operating expenses	(240.6)	(232.0)	-	-
Operating earnings before financial services	111.4	103.8	-	-

Financial services revenue	-	-	42.9	35.5
Financial services expenses	-	-	(13.6)	(13.4)
Operating earnings from financial services	-	-	29.3	22.1

Operating earnings	111.4	103.8	29.3	22.1
Interest expense	(13.5)	(13.3)	(0.9)	(0.2)
Intersegment interest income (expense) – net	11.1	9.6	(11.1)	(9.6)
Other income (expense) – net	-	(1.0)	0.1	-
Earnings before income taxes and equity earnings	109.0	99.1	17.4	12.3
Income tax expense	(33.5)	(31.7)	(6.3)	(4.5)
Earnings before equity earnings	75.5	67.4	11.1	7.8
Financial services – net earnings
attributable to Snap-on Inc.	11.1	7.8	-	-
Equity earnings, net of tax	0.1	0.9	-	-
Net earnings	86.7	76.1	11.1	7.8
Net earnings attributable to noncontrolling interests	(2.1)	(1.8)	-	-
Net earnings attributable to Snap-on Inc.	$84.6	$74.3	$11.1	$7.8

* Snap-on Inc. with Financial Services on the equity method.
Transactions between Operations and Financial Services were eliminated to arrive at the consolidated financial statements.

SNAP-ON INCORPORATED
Supplemental Consolidating Data - Condensed Statements of Earnings
(Amounts in millions)
(unaudited)

	Operations*		Financial Services
	Full Year		Full Year
	2012	2011	2012	2011

Net sales	$2,937.9	$2,854.2	$-	$-
Cost of goods sold	(1,547.9)	(1,516.3)	-	-
Gross profit	1,390.0	1,337.9	-	-
Operating expenses	(980.3)	(953.7)	-	-
Operating earnings before financial services	409.7	384.2	-	-

Financial services revenue	-	-	161.3	124.3
Financial services expenses	-	-	(54.6)	(51.4)
Operating earnings from financial services
before arbitration settlement	-	-	106.7	72.9
Arbitration settlement	-	-	-	18.0
Operating earnings from financial services	-	-	106.7	90.9

Operating earnings	409.7	384.2	106.7	90.9
Interest expense	(54.0)	(60.0)	(1.8)	(1.2)
Intersegment interest income (expense) – net	42.4	35.8	(42.4)	(35.8)
Other income (expense) – net	(0.4)	(1.0)	-	-
Earnings before income taxes and equity earnings	397.7	359.0	62.5	53.9
Income tax expense	(125.3)	(113.9)	(22.9)	(19.8)
Earnings before equity earnings	272.4	245.1	39.6	34.1
Financial services – net earnings
attributable to Snap-on Inc.	39.6	34.1	-	-
Equity earnings, net of tax	2.6	4.6	-	-
Net earnings	314.6	283.8	39.6	34.1
Net earnings attributable to noncontrolling interests	(8.5)	(7.5)	-	-
Net earnings attributable to Snap-on Inc.	$306.1	$276.3	$39.6	$34.1

* Snap-on Inc. with Financial Services on the equity method.
Transactions between Operations and Financial Services were eliminated to arrive at the consolidated financial statements.

SNAP-ON INCORPORATED
Supplemental Consolidating Data - Condensed Balance Sheets
(Amounts in millions)
(unaudited)

	Operations*		Financial Services
	Fiscal Year End		Fiscal Year End
	2012	2011	2012	2011

Assets
Cash and cash equivalents	$211.2	$181.1	$3.3	$4.5
Intersegment receivables	14.1	10.8	-	-
Trade and other accounts receivable – net	497.5	463.3	0.4	0.2
Finance receivables – net	-	-	323.1	277.2
Contract receivables – net	7.4	6.5	55.3	43.2
Inventories – net	404.2	386.4	-	-
Deferred income tax assets	68.8	90.0	13.0	2.6
Prepaid expenses and other assets	88.3	78.1	1.0	0.9
Total current assets	1,291.5	1,216.2	396.1	328.6

Property and equipment – net	373.2	351.9	2.0	1.0
Investment in Financial Services	165.3	142.0	-	-
Deferred income tax assets	110.2	119.8	0.2	5.4
Long-term finance receivables – net	-	-	494.6	431.8
Long-term contract receivables – net	12.1	9.1	182.3	156.0
Goodwill	807.4	795.8	-	-
Other intangibles – net	187.2	188.3	-	-
Other assets	65.3	83.7	1.1	1.0
Total assets	$3,012.2	$2,906.8	$1,076.3	$923.8

Liabilities and Equity
Notes payable	$5.2	$16.2	$-	$-
Accounts payable	142.1	124.0	0.4	0.6
Intersegment payables	-	-	14.1	10.8
Accrued benefits	50.6	48.8	-	-
Accrued compensation	84.9	87.1	3.4	3.9
Franchisee deposits	54.7	47.3	-	-
Other accrued liabilities	207.8	229.7	46.9	31.1
Total current liabilities	545.3	553.1	64.8	46.4

Long-term debt and intersegment long-term debt	143.2	257.6	827.2	710.3
Deferred income tax liabilities	125.7	108.0	1.4	0.1
Retiree health care benefits	48.4	52.8	-	-
Pension liabilities	260.7	317.7	-	-
Other long-term liabilities	69.9	70.3	17.6	25.0
Total liabilities	1,193.2	1,359.5	911.0	781.8

Total shareholders' equity attributable to Snap-on Inc.	1,802.1	1,530.9	165.3	142.0
Noncontrolling interests	16.9	16.4	-	-
Total equity	1,819.0	1,547.3	165.3	142.0
Total liabilities and equity	$3,012.2	$2,906.8	$1,076.3	$923.8

* Snap-on Inc. with Financial Services on the equity method.
Transactions between Operations and Financial Services were eliminated to arrive at the consolidated financial statements.

CONTACT:
Snap-on Incorporated
Investors:
Leslie Kratcoski, 262/656-6121
or
Media:
Richard Secor, 262/656-5561